Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	July 21, 2006 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, GA., July 21, 2006 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,610,000 for the second quarter of 2006, up 16.15 percent from second quarter 2005 net income of $2,247,000. Diluted earnings per share for the second quarter of 2006 was $0.36 per share compared to $0.31 per share for the same year ago period or an increase of 16.13 percent. Annualized return on assets for the quarter was 0.90 percent and return on equity excluding FASB 115 accounting effect was 14.37 percent, compared to 0.89 percent and 13.77 percent for the same year ago period, respectively. Net interest margin increased to 3.95 percent for second quarter 2006 compared to 3.88 percent for the same year ago period and 3.80 percent for first quarter 2006. Recovery of non-accrual interest on one large agricultural credit positively impacted second quarter 2006 net interest margin by six basis points.

Net income for the six months ended June 30, 2006 was $4,919,000 or $0.69 per share as compared to $4,421,000, or $0.62 per share for the same year ago period. Earnings per share reflect an increase of 11.29 percent from a year ago. Annualized return on assets for the six months ended June 30, 2006 was 0.87 percent and return on equity excluding FASB 115 accounting effect was 13.76 percent, compared to 0.88 percent and 13.77 percent for the six months ended June 30, 2005, respectively.

Total assets increased 14.84 percent to $1,169,161,000 on June 30, 2006 from $1,018,095,000 a year ago. Net loans increased 10.16 percent to $900,781,000 on June 30, 2006 from $817,687,000 a year ago. Total deposits increased 16.95 percent to $1,005,086,000 on June 30, 2006 from $859,390,000 a year ago. Shareholders’ equity on June 30, 2006 was $71,051,000 and equaled 6.08 percent of total assets.

The company’s focus on credit quality resulted in an outstanding quarter as the ratio of non-performing assets to loans and other real estate on June 30, 2006 was 1.00 percent as compared to 1.48 percent on June 30, 2005 and 1.25 percent on December 31, 2005. The second quarter 2006 provision for loan losses were $1,047,000 compared to $1,025,000 for the same period in 2005, while year to date 2006 provision for loan losses were $1,969,000 compared to $1,833,000 for the same year ago period. Net charge-offs for the quarter were 0.02 percent of average loans, down from 0.13 percent for the second quarter of 2005, while net charge-offs for the six months ended June 30, 2006 were 0.12 percent, down from 0.22 percent for the same year ago period. The loan loss reserve of $11,658,000 on June 30, 2006 was 1.28 percent of total loans, which provided coverage of 187.43 percent of non-performing loans and 127.34 percent of non-performing assets, compared to 106.76 percent and 82.44 percent on June 30, 2005, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.08 per share compared to $0.0775 per share in the first quarter of 2006 and to the cash dividend of $0.07 per share in the second quarter of 2005. The second quarter dividend payment represents an increase of 14.29 percent over the dividend payment in second quarter 2005.

In June, the company was recognized as one of Georgia’s top-performing companies when the Atlanta Journal-Constitution announced its annual ranking of public companies based in Georgia. The thirteenth annual list, based on 2005 data, ranked Colony Bankcorp, Inc. 79th on the list and was the seventh consecutive year that Colony has been recognized.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/06	06/30/05	06/30/06	06/30/05
Net Interest Income	$10,680	$9,245	$20,613	$18,097
Provision for Loan Losses	1,047	1,025	1,969	1,833
Non-interest Income	2,018	1,499	3,626	3,101
Non-interest Expense	7,599	6,292	14,686	12,576
Income Taxes	1,442	1,180	2,665	2,368
Net Income	2,610	2,247	4,919	4,421
Operating Income	2,610	2,247	4,919	4,421

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY (2)	06/30/06	06/30/05	06/30/06	06/30/05
Common Shares Outstanding	7,190,535	7,181,882	7,190,735	7,181,882
Weighted Average Diluted Shares	7,177,367	7,169,617	7,175,018	7,170,122
Net Income Per Weighted Average Diluted Shares	$0.36	$0.31	$0.69	$0.62
Operating Income Per Weighted Average Diluted Shares	$0.36	$0.31	$0.69	$0.62
Dividends Declared Per Share	$0.08	$0.07	$0.1575	$0.138

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/06	06/30/05	06/30/06	06/30/05
Net Interest Margin (a)	3.95%	3.88%	3.87%	3.83%
Return on Average Assets Based on Net Income	0.90%	0.89%	0.87%	0.88%
Return on Average Assets Based on Operating Income	0.90%	0.89%	0.87%	0.88%
Return on Average Equity Based on Net Income(b)	14.37%	13.77%	13.76%	13.77%
Return on Average Equity Based on Operating Income(b)	14.37%	13.77%	13.76%	13.77%
Efficiency (c)	59.58%	58.25%	60.31%	59.02%

	QUARTER ENDED
ENDING BALANCES (2)	06/30/06	06/30/05
Total Assets	$1,169,161	$1,018,095
Loans, Net of Reserves	900,781	817,687
Allowance for Loan Losses	11,658	10,119
Goodwill	2,412	2,412
Intangible Assets	469	571
Deposits	1,005,086	859,390
Stockholders’ Equity	71,051	65,257
Book Value Per Share	$9.88	$9.09
Tangible Book Value Per Share	$9.48	$8.67
Shareholders’ Equity to Total Assets	6.08%	6.41%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/06	06/30/05	06/30/06	06/30/05
Total Assets	$1,154,272	$1,010,365	$1,133,050	$1,003,924
Loans, Net of Reserves	896,880	800,971	879,648	787,526
Deposits	981,730	854,676	963,305	852,366
Stockholders’ Equity	70,543	64,299	69,751	63,386

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/06	06/30/05	06/30/06	06/30/05
Nonperforming Loans	$6,220	$9,478	$6,220	$9,478
Nonperforming Assets	9,155	12,275	9,155	12,275
Net Loan Chg-offs (Recoveries)	149	1,077	1,073	1,726
Reserve for Loan Loss to Gross Loans	1.28%	1.22%	1.28%	1.22%
Reserve for Loan Loss to Non-performing Loans	187.43%	106.76%	187.43%	106.76%
Reserve for Loan Loss to Non-performing Assets	127.34%	82.44%	127.34%	82.44%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.02%	0.13%	0.12%	0.22%
Nonperforming Loans to Gross Loans	0.68%	1.14%	0.68%	1.14%
Nonperforming Assets to Total Assets	0.78%	1.21%	0.78%	1.21%
Nonperforming Assets to Loans and Other Real Estate	1.00%	1.48%	1.00%	1.48%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2006	1Q2006	4Q2005	3Q2005	2Q2005
Assets	$1,169,161	$1,145,186	$1,108,338	$1,063,211	$1,018,095
Loans	900,781	881,897	848,053	831,493	817,687
Deposits	1,005,086	974,672	974,672	944,365	900,731
Equity	71,051	69,625	68,128	66,893	65,257
Net Income	2,610	2,309	2,305	2,251	2,247
Net Income Per Share (2)	0.36	0.32	0.32	0.31	0.31
Dividends Declared Per Share (2)	0.08	0.0775	0.075	0.072	0.07

Key Performance Ratios	2Q2006	1Q2006	4Q2005	3Q2005	2Q2005
Return on Assets	0.90%	0.83%	0.84%	0.87%	0.89%
Return on Equity*	14.37%	13.12%	13.40%	13.43%	13.77%
Equity/Assets	6.08%	6.08%	6.15%	6.29%	6.41%
Net Interest Margin	3.95%	3.80%	3.79%	3.82%	3.88%

*	Excludes FASB 115 Accounting Effect
(2)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Jun 30, 2006	Jun 30, 2005
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$22,554	$18,973
Federal Funds Sold	51,830	17,813

	74,384	36,786

Interest-Bearing Deposits	2,914	2,744

Investment Securities
Available for Sale, at Fair Value	130,155	109,111
Held for Maturity, at Cost (Fair Value of $75 and $86 as of June 30, 2006 and June 30, 2005, Respectively)	75	86

	130,230	109,197

Federal Home Loan Bank Stock, at Cost	5,109	5,012

Loans	912,913	827,839
Allowance for Loan Losses	(11,658)	(10,119)
Unearned Interest and Fees	(474)	(33)

	900,781	817,687

Premises and Equipment	27,651	23,718

Other Real Estate	2,935	2,797

Goodwill	2,412	2,412

Other Intangible Assets	469	571

Other Assets	22,276	16,260

Total Assets	$1,169,161	$1,018,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-Bearing	$73,624	$65,856
Interest-Bearing	931,462	793,534

	1,005,086	859,390

Borrowed Money
Subordinated Debentures	24,229	19,074
Other Borrowed Money	62,117	69,337

	86,346	88,411

Other Liabilities	6,678	5,037

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,190,535 and 7,181,882 Shares as of June 30, 2006 and June 30, 2005, Respectively	7,191	7,182
Paid in Capital	24,210	24,011
Retained Earnings	42,388	35,101
Restricted Stock- Unearned Compensation	(418)	(423)
Accumulated Other Comprehensive Loss, Net of Tax	(2,320)	(614)

	71,051	65,257

Total Liabilities and Stockholders’ Equity	$1,169,161	$1,018,095

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	06/30/06	06/30/05	06/30/06	06/30/05
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$18,652	$14,140	$35,405	$27,114
Federal Funds Sold	517	193	996	428
Deposits with Other Banks	36	17	54	34
Investment Securities
U. S. Government Agencies	1,182	770	2,346	1,638
State, County and Municipal	88	64	179	118
Corporate Obligations	37	36	73	66
Dividends on Other Investments	59	34	59	34

	20,581	15,267	39,181	29,479

Interest Expense
Deposits	8,662	5,063	16,176	9,547
Federal Funds Purchased	7	7	16	7
Borrowed Money	1,232	952	2,376	1,828

	9,901	6,022	18,568	11,382

Net Interest Income	10,680	9,245	20,613	18,097
Provision for Loan Losses	1,047	1,025	1,969	1,833

Net Interest Income After Provision for Loan Losses	9,633	8,220	18,644	16,264

Noninterest Income
Service Charges on Deposits	1,155	1,050	2,187	1,980
Other Service Charges, Commissions and Fees	203	169	418	353
Mortgage Fee Income	213	126	336	233
Other	447	154	685	535

	2,018	1,499	3,626	3,101

Noninterest Expense
Salaries and Employee Benefits	4,247	3,552	8,326	6,874
Occupancy and Equipment	1,003	925	1,988	1,825
Other	2,349	1,815	4,372	3,877

	7,599	6,292	14,686	12,576

Income Before Income Taxes	4,052	3,427	7,584	6,789
Income Taxes	1,442	1,180	2,665	2,368

Net Income	$2,610	$2,247	$4,919	$4,421

Net Income Per Share of Common Stock
Basic	$0.36	$0.31	$0.69	$0.62

Diluted	$0.36	$0.31	$0.69	$0.62

Weighted Average Basic Shares Outstanding	7,176,258	7,143,741	7,173,332	7,143,741

Weighted Average Diluted Shares Outstanding	7,177,367	7,169,617	7,175,018	7,170,122

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.